SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: January 19, 2018

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 19, 2018, Omagine, Inc. (the “Company”) received written notice (“Notice”) from St. George Investments LLC (“St. George” or the “Lender”) that an event of default had occurred with respect to that Convertible Promissory Note issued by the Company in favor of St. George on November 14, 2016 (the “Note”). The Lender advised the Company that the default occurred because of non-payment of the Note balance on its due date. As previously reported, the Company and St. George had extended the due date several times prior to the Notice Date. As of the Notice date, considering the accrued interest and application of the Default Effect, the outstanding balance of the Note is $213,123. St. George reserves all rights and remedies available to it under the Note and related transaction documents.

St. George has not demanded any payment at this time. The Note and Note Purchase Agreement were contained the Company’s Current Report on Form 10-Q for the period ended September 30, 2017 filed with the Securities & Exchange Commission on November 21, 2017 and incorporated herein by reference. The foregoing summary of the Notice does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice attached hereto as Exhibit 10.1.

As previously disclosed, pursuant to other convertible notes issued by the Company, the Company is obligated to increase the number of its authorized common shares (“Common Shares”) in order to reserve an agreed number such Common Shares for possible future issuance to the lenders under such notes. The Company was of the erroneous opinion that this increase could have been accomplished via the written consent of a majority of its shareholders without the necessity of a proxy filing and meeting of its shareholders. This turned out to be inaccurate and the Company now understands that such a proxy filing and meeting is required and the Company intends to file such proxy and schedule and conduct such meeting. The failure to timely increase its authorized shares however may be an event of default under such notes.

Item 8.01 - Other Events

On January 23, 2018 the Company’s attorneys wrote to His Majesty Sultan Qaboos regarding the default by Royal Court Affairs in making its approximately $20 million USD investment into the Company’s majority owned subsidiary, Omagine LLC. We have not yet received a reply to this letter. This letter from Omagine, Inc.’s U.S. attorneys is in addition to a similar letter written to His Majesty in November 2017 by Omagine LLC’s Oman attorneys. As of the date hereof, we have not yet received a response to that letter either. In spite of RCA’s continual assurances that all matters regarding the Omagine project are ok and being attended to by RCA, the Company is concerned by RCA’s continued deferrals of action. In view of the continuing silence from RCA and the Government, if the matter of RCA’s investment is not conclusively and favorably decided by March 15, 2018 the Company will consider creating an impairment reserve for its Land Value as presently booked on its financial statements.

As previously disclosed the Company continues to address its chronically recurring cash liquidity issues via sales of convertible notes and equity sales via private placements with accredited investors. The Company uses the proceeds from such debt and equity sales to finance its ongoing operations including continuing its financial support of its majority owned subsidiary Omagine LLC (“LLC”). As has frequently been the case in the past the Company is presently in a perilous cash position since it alone is financially supporting LLC because of CCC’s default and RCA’s delayed payment of its required investment into LLC (See our June 30, 2017 report on Form 10-Q filed with the SEC for further details). As in the past, the Company continues its efforts to raise cash to pay its obligations as they come due, some of which (including the YA loan) are past due as of the date hereof. The Company is in discussions with European, U.S. and Asian financing sources and hopes (but is uncertain if it will) close an equity sale at LLC in the near future (although absolutely no assurance whatsoever of the closing of any such equity sale at LLC or other financing for the Company can be given until it is actually accomplished).

The Company is also in discussions with Royal Court Affairs (RCA) which represents His Majesty Sultan Qaboos and is the Company’s partner in Omagine LLC in order to induce RCA to invest its overdue $20 million equity investment into LLC. LLC management (and its attorney) have recently written directly to His Majesty the Sultan about this matter. Management has spoken frequently to the RCA representative and we are always informed that a conclusion of this matter would occur shortly once His Majesty was further briefed by the RCA staff – but that never seems to happen. For many, many months now (since July 2016 and more intensely since at least April of 2017), RCA has indicated to the Company that they would resolve the ongoing internal Oman government discussions about how and when the Omagine Project should proceed – including the how and when of RCA’s long overdue $20 million equity investment into LLC. In spite of these continued assurances from RCA, as of the date hereof the Company has received no definitive decision or guidance from RCA on this matter. We are hopeful (but more than a little uncertain) that – as the RCA representative has once again informed us recently - a conclusion of this matter will occur shortly once His Majesty has been further briefed by the RCA staff. The conclusion of either one or more of the aforementioned equity investments into LLC will result in a substantial payment by LLC to Omagine, Inc. which would resolve the Company’s long-standing cash liquidity issues.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although (with the possible exception of RCA’s assurances of a timely and/or definitive response to LLC and/or to the Company regarding RCA’s long overdue $20 million equity investment into LLC), the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions. The Company's actual results could differ materially from those set forth or implied in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description
10.1	Written Notice from St. George Investments LLC dated January 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)
Dated: January 25, 2018

	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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